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                                                                     EXHIBIT 16



                                 August 28, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of QRS Corporation's Form 8-K dated August 21, 2000, except that we have no basis on which to agree or disagree with the comments made in the first and second sentences of paragraph
(a)(iii).

Very truly yours,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Jose, CA

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